UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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ROCKWELL MEDICAL TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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ROCKWELL MEDICAL TECHNOLOGIES, INC.
30142 Wixom Road
Wixom, Michigan 48393

Dear Shareholder:

You are cordially invited to attend the 2008 Annual Meeting of Shareholders of Rockwell Medical Technologies, Inc. (the “Company”), on Thursday, May 23, 2008 at 9:00 a.m. at the Wixom Community Center, 49015 Pontiac Trail, Wixom, Michigan. Your Board of Directors and management look forward to greeting personally those shareholders who are able to attend.

The meeting principally concerns three matters of particular interest to the shareholders: the election of one Director for a three-year term expiring in 2011, the approval of an amendment to our Articles of Incorporation to increase the number of authorized common shares and the approval of an amendment to the 2007 Long Term Incentive Plan to increase the common shares available for grants under the plan.

Your Board of Directors supports these proposals and believes that they are in the best interests of the Company and of the shareholders, and your Board of Directors recommends a vote “FOR” each such proposal. The accompanying Proxy Statement contains additional information and should be reviewed carefully by shareholders. A copy of the Company’s 2007 Annual Report is also enclosed.

It is important that your shares be represented and voted at the meeting, whether or not you plan to attend. Please sign, date and mail the enclosed proxy card at your earliest convenience.

Your continued interest and participation in the affairs of the Company are greatly appreciated.

Sincerely,

Robert L. Chioini
President and CEO

Wixom, Michigan
April 18, 2008

ANNUAL MEETING OF SHAREHOLDERS
INTRODUCTION
VOTING SECURITIES AND PRINCIPAL HOLDERS
ELECTION OF DIRECTORS
COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS
PROPOSAL TO APPROVE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES
PROPOSAL TO APPROVE AMENDMENT TO 2007 LONG TERM INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

ROCKWELL MEDICAL TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held May 23, 2008

To the Shareholders of Rockwell Medical Technologies, Inc.:

Notice is hereby given that the 2008 Annual Meeting of Shareholders of Rockwell Medical Technologies, Inc. (the “Company”) will be held at the Wixom Community Center, 49015 Pontiac Trail, Wixom, Michigan, on May 23, 2008, at 9:00 a.m., to consider and take action upon the following matters:

(1) the election of one Director for a term expiring in 2011;

(2) the approval of an amendment to the Articles of Incorporation of the Company increasing the number of authorized Common Shares;

(3) the approval of an amendment to the 2007 Long Term Incentive Plan to increase the number of Common Shares available for grants thereunder; and

(4) the transaction of such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 4, 2008 will be entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

All shareholders are cordially invited to attend the meeting. Whether or not you intend to be present, please complete, date, sign and return the enclosed proxy card in the stamped and addressed envelope enclosed for your convenience. Shareholders can help the Company avoid unnecessary expense and delay by promptly returning the enclosed proxy card. The business of the meeting to be acted upon by the shareholders cannot be transacted unless a majority of the outstanding Common Shares of the Company is represented at the meeting.

By Order of the Board of Directors,

Thomas E. Klema
Secretary

Wixom, Michigan
April 18, 2008

ROCKWELL MEDICAL TECHNOLOGIES, INC.
30142 Wixom Road
Wixom, Michigan 48393

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
May 23, 2008

INTRODUCTION

General

The Annual Meeting of Shareholders of Rockwell Medical Technologies, Inc., or the Company, will be held at the Wixom Community Center, 49015 Pontiac Trail, Wixom, Michigan on Thursday, May 23, 2008, at 9:00 a.m., Eastern Daylight Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. We expect that this proxy statement and accompanying proxy will be first sent or given to shareholders on or about April 18, 2008. References in this proxy statement to “we,” “our” and “us” are references to the Company.

It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy and return it to us. The proxy is solicited by our Board of Directors. The expenses incurred in connection with the solicitation of proxies will be borne by us and may include requests by mail and personal contact by our Directors, officers, employees and investor relations consultants without additional compensation. This proxy statement, the form of proxy and the 2007 Annual Report are being furnished to banks, brokers and other nominees who hold Common Shares on behalf of beneficial owners and if asked, we will reimburse banks, brokers and other nominees for their out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

Only shareholders of record of our Common Shares, no par value (“Common Shares”), at the close of business on April 4, 2008, or the Record Date, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. As of the close of business on the Record Date, we had 13,823,453 outstanding Common Shares, the only class of stock outstanding and entitled to vote. You are considered a shareholder of record if your shares are registered directly in your name with our transfer agent. You may vote your shares by signing and dating each proxy card and returning it in the envelope provided, or by attending the Annual Meeting and voting in person.

If your shares are held in a stock brokerage account or by a bank or other nominee, then you are not a holder of record but, rather, are considered a beneficial owner holding shares in “street name.” If you hold your shares in street name, the proxy statement, annual report and a vote instruction card have been forwarded to you by your broker, bank or nominee who is considered, with respect to your shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the vote instruction card included in the mailing. You are also invited to attend the Annual Meeting. However, since as a beneficial owner you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a legal proxy from your bank, broker or other agent or nominee.

Each Common Share is entitled to one vote on each matter submitted for a vote at the Annual Meeting. The presence, in person or by proxy, of the holders of record of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

Valid proxies in the enclosed form which are returned in time for the Annual Meeting and executed and dated in accordance with the instructions on the proxy will be voted as specified in the proxy. If no specification is made, the proxies will be voted FOR the election as a director of the nominee listed below, FOR the proposed amendment to the Articles of Incorporation increasing the number of authorized Common Shares and FOR the proposed amendment to the 2007 Long Term Incentive Plan.

  Revocability of Proxies

A shareholder giving a proxy may revoke it at any time before it is voted by giving written notice of such revocation to our Secretary or by executing and delivering to the Secretary a later dated proxy. Attendance at the Annual Meeting by a shareholder who has given a proxy will not have the effect of revoking it unless such shareholder gives such written notice of revocation to the Company’s Secretary before the proxy is voted. Any written notice revoking a proxy, and any later dated proxy, must be received by the Company prior to the date of the Annual Meeting (unless delivered directly to the Company’s Secretary at the Annual Meeting) and should be sent to Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, Michigan 48393, Attention: Thomas E. Klema, Secretary.

VOTING SECURITIES AND PRINCIPAL HOLDERS

The following table sets forth information regarding the ownership of the Common Shares as of April 4, 2008 (unless otherwise indicated) with respect to

•	each current director,

•	each director-nominee,

•	each of the persons named in the Summary Compensation Table,

•	all current directors and executive officers as a group, and

•	each person known to us to be the beneficial owner of more than five percent of the Common Shares outstanding on April 4, 2008.

The number of shares beneficially owned is determined under rules of the Securities and Exchange Commission, or SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire on April 4, 2008 or within 60 days thereafter through the exercise of any stock option or other right. The persons named in the table have sole voting power and sole dispositive power with respect to the Common Shares beneficially owned, except as otherwise noted below.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership (a)		Percent of Class

Ronald D. Boyd	160,000		1.1
Patrick J. Bagley	202,950		1.5
Robert L. Chioini(b)	2,382,516		15.3
Kenneth L. Holt	173,000		1.2
Thomas E. Klema(b)	890,004		6.1
All directors and all executive officers as a group (5 persons)	3,808,470		22.7
RA Capital Management, LLC	1,366,667	(c)	9.9
Thomas G. Berlin	939,724	(d)	6.8

(a)	Includes shares that may be acquired upon exercise of stock options as set forth in the table below. None of the shares reflected in the table above are pledged by the holder as security for loans.

Option Shares

Ronald D. Boyd	160,000
Patrick J. Bagley	25,000
Robert L. Chioini	1,778,000
Kenneth L. Holt	160,000
Thomas E. Klema	815,500
All directors and executive officers as a group	2,938,500

(b)	The address for Mr. Chioini and Mr. Klema is 30142 Wixom Road, Wixom, Michigan 48393.

(c)	Based on Schedule 13G filed jointly by Mr. Aldrich, Mr. Kolchinsky, RA Capital Management, LLC, RA Capital Biotech Fund, L.P. and RA Capital Biotech Fund II, L.P. on December 10, 2007 showing ownership as of November 27, 2007. Includes Common Shares purchased by Mr. Richard Aldrich and Mr. Peter Kolchinsky, as managers of RA Capital Management, LLC, which is the sole general partner for RA Capital Biotech Fund, L.P. and RA Capital Biotech Fund II, L.P. The address for Mr. Aldrich, Mr. Kolchinsky, RA Capital Management, LLC, RA Capital Biotech Fund, L.P. and RA Capital Biotech Fund II, L.P. is 111 Huntington Avenue, Suite 610, Boston, MA 02199. Beneficial ownership at the Record Date does not include 683,334 shares that may be acquired beginning November 28, 2008 pursuant to the terms of a warrant. Mr. Aldrich and Mr. Kolchinsky have shared voting and dispositive power with respect to 1,366,667 shares.

(d)	Based on Schedule 13G filed on January 22, 2008 showing ownership as of December 31, 2007. Includes Common Shares purchased by Berlin Financial, Ltd. in its capacity as investment advisor for various clients. Thomas G. Berlin is the managing member of Berlin Financial, Ltd. Berlin Financial Ltd.’s address is 1325 Carnegie Avenue, Cleveland, OH 44115. Beneficial ownership at the Record Date does not include 83,334 shares (reflected as beneficially owned in the Schedule 13G) that may be acquired beginning November 28, 2008 pursuant to the terms of a warrant. Berlin Financial, Ltd. has shared voting and dispositive power with its clients with respect to 939,724 shares.

ELECTION OF DIRECTORS

Background

The Company’s Articles of Incorporation divide the directors into three classes, designated Class I, Class II and Class III. Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Successors to the class of directors whose terms have expired will be elected for a three-year term. The term for the Class II director who is being elected this year will expire at the 2011 Annual Meeting of shareholders or upon the election and qualification of his successor. Directors are elected by a plurality of the votes cast, so that only votes cast “for” directors are counted in determining which directors are elected. The director receiving the most votes “for” will be elected. Broker non-votes (if any) and withheld votes will be treated as shares present for purposes of determining the presence of a quorum but will have no effect on the vote for the election of directors. The Board recommends a vote FOR the Class II nominee. The persons named in the accompanying proxy card will vote for the election of the nominee named in this proxy statement unless shareholders specify otherwise in their proxies. If for any reason the nominee becomes unavailable for election, the proxies solicited will be voted for a nominee selected by management. Management has no reason to believe that the nominee named below is not available or will not serve if elected.

Class II Nominee For Term Expiring In 2011

Kenneth L. Holt, age 55, has been a Director since March 2000. He was a founder and co-owner of Charleston Renal Care, LLC, a kidney disease management company specializing in the treatment of end-stage renal disease, until its sale to Davita, Inc. in 2005 and since then has been engaged as a private investor. He was a founder and co-owner of Savannah Dialysis Specialists, LLC, a disease management company specializing in the treatment of end-stage renal disease, and served as the Managing Partner from October 1999 until its sale to Davita, Inc. in 2004. From 1996 to October 1999, Mr. Holt served as Vice President for Gambro Healthcare, Inc., in its Carolinas Region,

and held the same position at Vivra Renal Care, Inc., its predecessor company, which was acquired in 1997 by Gambro Healthcare, Inc. From 1986 to 1996, Mr. Holt was also the co-owner and Managing Partner of five dialysis clinics that he founded, which serviced approximately 350 dialysis patients.

Other Information Relating to Directors

Class III Directors

Robert L. Chioini, age 43, is a founder of the Company, has served as our Chairman of the Board since March 2000, has served as our President and Chief Executive Officer since February 1997 and has been one of our Directors since our formation in October 1996. From January 1996 to February 1997, Mr. Chioini served as Director of Operations of Rockwell Medical Supplies, L.L.C., a company which manufactured hemodialysis concentrates and distributed such concentrates and other hemodialysis products. From January 1995 to January 1996, Mr. Chioini served as President of Rockwell Medical, Inc., a company which manufactured hemodialysis kits and distributed such kits and other hemodialysis products. From 1993 to 1995, Mr. Chioini served as a Regional Sales Manager at Dial Medical of Florida, Inc., which was acquired by Gambro Healthcare, Inc. Mr. Chioini’s term as a director will expire in 2009.

Patrick J. Bagley, age 43, has been a Director since July 2005. Mr. Bagley is Senior Partner of the law firm Bagley and Langan, P.L.L.C. and has been a practicing attorney since 1995. Mr. Bagley’s term as a director will expire in 2009.

Class I Director

Ronald D. Boyd, age 45, has been a Director since March 2000. He was a founder and co-owner of Classic Medical, Inc., a dialysis and medical products company, and served as the Executive Vice President of Classic Medical, Inc. since its inception in November 1993 until April 2007 when he sold his interest in that company. Following that sale, Mr. Boyd has been engaged as a private investor. From May 1993 to November 1993, Mr. Boyd served as a consultant for Dial Medical of Florida, Inc., a manufacturer and distributor of dialysis products. From 1990 to 1993, Mr. Boyd served as a Regional Sales Manager for Future Tech, Inc., a dialysis products distributor. Mr. Boyd’s term as a director will expire in 2010.

Based on the absence of any material relationship between them and us, other than their capacities and directors and shareholders, the Board of Directors has determined that each of Messrs. Boyd, Bagley and Holt are independent as independence is defined in the applicable Nasdaq Stock Market and SEC rules. There were no transactions since January 1, 2006, and there is no currently proposed transaction, in which the Company was or is to be a participant, the amount involved exceeded or will exceed $100,000, and in which any director, executive officer, 5% shareholder of the Company or any immediate family member of any of such persons had or will have a direct or indirect material interest.

Executive Officers

The executive officers of the Company are elected or appointed annually and serve as executive officers of the Company at the pleasure of the Company’s Board of Directors. The Company’s current executive officers are described below.

Robert L. Chioini’s business experience is described above under “Other Information Relating to Directors.”

Thomas E. Klema, age 54, has served as the Company’s Vice President of Finance, Chief Financial Officer, Treasurer and Secretary since January 1999.

Meetings and Committees of the Board of Directors

During the year ended December 31, 2007, the Board of Directors held six meetings. Each director attended 75% or more of the total number of meetings of the Board and committees of which he was a member in 2007. We encourage all of our Directors to attend the annual meeting of shareholders, if possible. One of our continuing Directors attended the 2007 annual meeting of shareholders.

Audit Committee

We have an Audit Committee comprised of Messrs. Holt, Bagley and Boyd. The Board has determined that Kenneth L. Holt, who is the Chairman of the Audit Committee, is an “audit committee financial expert,” as defined by applicable SEC rules. In addition, the Board has determined that each member of the Audit Committee is independent as independence for audit committee members is defined in applicable Nasdaq Stock Market and SEC rules. During 2007, the Audit Committee held three meetings and had informal discussions in lieu of additional meetings. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is posted on our website at www.rockwellmed.com. Pursuant to its charter, the purpose of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. The functions of the Audit Committee include, among other things, (1) monitoring the adequacy of the Company’s internal controls; (2) engaging and overseeing the work of the registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, including the conduct of the annual audit and overseeing the independence of such firm; (3) overseeing our independent accountants’ relationship with the Company; (4) reviewing the audited financial statements and the matters required to be discussed by SAS 61 with management and the independent accountants, including their judgments about the quality of our accounting principles, applications and practices; (5) recommending to the Board whether the audited financial statements should be included in our Annual Report on Form 10-K; (6) reviewing with management and the independent accountants the quarterly financial information before we file our Forms 10-Q; (7) reviewing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; (8) reviewing related party transactions required to be disclosed in our proxy statement for potential conflict of interest situations and, where appropriate, approving such transactions; and (9) monitoring with management the status of pending litigation.

Audit Committee Report

Our Audit Committee has:

•	Reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2007 with management;

•	Discussed with our independent accountants the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	Received the written disclosures and the letter from our independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T; and

•	Discussed with our independent accountants the independent accountants’ independence.

Based on the review and discussions described above, the Audit Committee recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the SEC.

Management is responsible for our financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Our independent accountants are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent accountants included in their report on our financial statements.

By the Audit Committee:

Ronald D. Boyd
Kenneth L. Holt
Patrick J. Bagley

Compensation Committee

On April 11, 2007, the Board appointed Messrs. Boyd, Holt and Bagley to serve as the Compensation Committee and adopted a charter setting forth the responsibilities of the Committee, a copy of which is posted on our website at www.rockwellmed.com. The charter provides that the Compensation Committee will oversee, review, assess and approve (as to the chief executive officer) or recommend (as to all other executive officers) to the Board all compensation and benefits for executive officers and make recommendations to the Board for director compensation. The Compensation Committee will also be responsible for administering the stock compensation program (including the 2007 Long Term Incentive Plan), reporting to the Board on compensation policies, programs and plans, and approving other employee compensation and benefit programs where Board action is necessary or appropriate. The Compensation Committee held three meetings in 2007.

Except to the extent prohibited by Nasdaq Stock Market rules and state law, the Compensation Committee may delegate its authority to subcommittees when it deems appropriate and in the best interests of the Company. Pursuant to its charter, the Compensation Committee also has the sole authority to retain any compensation consultant used to assist in the evaluation of director or executive officer compensation. In December 2007, the Compensation Committee made option grants and bonus awards to the executive officers based in part on the recommendation of the chief executive officer. Also in 2007, the Compensation Committee directed management to compile and review data with respect to executive compensation for chief executive officers, chief medical officers and chief financial officers at similarly-situated companies. Management selected approximately 230 companies in the biotechnology, medical devices, specialty therapeutics, medical supplies, medical services and dialysis sectors and compiled the requested data. In early 2008, based on the results of the study and informal input from the chief executive officer, the Compensation Committee increased the salaries of our chief executive officer and the chief financial officer. The chief executive officer was not present for the deliberations or voting by the Compensation Committee on the determination of executive compensation. Although the chief executive officer is specifically prohibited from being present during voting or deliberations with respect to the review and approval of his own compensation, the chief executive officer may be involved in deliberations with respect to the review and approval of compensation for other executive officers.

Nominating and Advance Notice Procedures

Our Board of Directors does not have a standing nominating committee or a nominating committee charter. Instead, the full Board of Directors, a majority of the members of which are independent (as defined under applicable Nasdaq Stock Market rules), performs the function of a nominating committee. The Board of Directors believes it is appropriate not to have a standing nominating committee because we are a small business with little turnover in our Board of Directors. Moreover, we believe the current structure provides better oversight and is more efficient. The entire Board of Directors identifies the individuals to become board members, but the approval of a majority of our independent directors is necessary to nominate directors to be presented for shareholder approval at the annual meeting of shareholders or to fill any vacancies.

The Board of Directors’ policy is to consider any director candidates recommended by shareholders. Such recommendations must be made pursuant to timely notice in writing to our Secretary, at Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, Michigan 48393. To be timely, as provided in our bylaws, the notice must be received at our offices not less than 60 nor more than 90 days before the first anniversary of the previous year’s annual meeting of shareholders. If the annual meeting date is more than 30 days earlier or later than the first anniversary of the prior year’s annual meeting, or if the election is to be held at a special meeting of shareholders, the notice must be received not later than the close of business on the tenth day following the earlier of the date on which notice of such meeting was mailed or the date on which the meeting date was publicly announced.

With respect to the director candidate, the Board of Directors requires that the notice set forth

•	The candidate’s name, age, business address and residence address,

•	The candidate’s principal occupation or employment,

•	The number of our Common Shares beneficially owned by the candidate,

•	Information with respect to the candidate’s independence, as defined under applicable Nasdaq Stock Market rules for independent directors in general and with respect to Audit Committee members,

•	Information with respect to other boards on which the candidate serves,

•	Information with respect to direct or indirect transactions, relationships, arrangements and understandings between the candidate and us and between the candidate and the shareholder giving the notice, and

•	Any other information relating to the candidate that we would be required to disclose in our proxy statement if we were to solicit proxies for the election of the candidate as one of our directors or that is otherwise required under SEC rules, including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and

With respect to the shareholder giving the notice, our bylaws require that the notice set forth

•	The name and address of the shareholder as they appear on our stock transfer records,

•	The number of our Common Shares beneficially owned by the shareholder (and the period they have been held), and

•	Any material interest of the shareholder in such nomination.

The Board of Directors has not established specific, minimum qualifications for recommended nominees or specific qualities or skills for one or more of our directors to possess. The Board of Directors uses a subjective process for identifying and evaluating nominees for director, based on the information available to, and the subjective judgments of, the members of the Board of Directors and our then current needs, although the Board does not believe there would be any difference in the manner in which it evaluates nominees based on whether the nominee is recommended by a shareholder. Historically, nominees have been existing directors or business associates of our Directors or officers.

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and Directors, including our principal executive officer, principal financial officer and principal accounting officer or controller. Our Code of Business Conduct and Ethics contains written standards that we believe are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships,

•	Full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make,

•	Compliance with applicable governmental laws, rules and regulations,

•	The prompt internal reporting of violations of the Code of Business Conduct and Ethics to the appropriate person or persons, and

•	Accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics is posted on our website at www.rockwellmed.com. We will provide to any person without charge, upon request, a copy of our Code of Business Conduct and Ethics. Requests for a copy should be made to our Secretary at Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, Michigan 48393. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any amendments to, or a waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions and that relates to any element of the code of ethics definition enumerated in the applicable SEC rule by posting such information on our website at www.rockwellmed.com within four business days following the date of the amendment or waiver.

Shareholder Communications with the Board

The Board of Directors has a process for shareholders to send communications to our Board of Directors or Audit Committee, including complaints regarding accounting, internal accounting controls or auditing matters. Communications can be sent to our Board of Directors, our Audit Committee or specific Directors by regular mail to the attention of our Board of Directors, our Audit Committee or specific Directors, at our principal executive offices at 30142 Wixom Road, Wixom, Michigan 48393. All of these communications will be initially reviewed by our Secretary (1) to filter out communications that the Secretary deems are not appropriate for the Directors, such as communications offering to buy or sell products or services, and (2) to sort and relay the remainder (unedited) to the appropriate Directors.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table summarizes compensation paid to or earned by the Company’s only executive officers during 2007 and 2006.

Summary Compensation Table

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(a)	($)(b)	($)

Robert L. Chioini	2007	275,000	40,000	18,342	19,882	353,224
Chief Executive Officer,	2006	275,000	—	—	19,345	294,345
Chairman of the Board and Director
Thomas E. Klema	2007	160,216	25,000	9,876	—	195,092
Chief Financial Officer,	2006	160,216	—	—	—	160,216
Secretary and Treasurer

(a)	Mr. Chioini was granted 325,000 options and Mr. Klema was granted 175,000 options on December 17, 2007 under the 2007 Long Term Incentive Plan. These options have an exercise price equal to the market price on the grant date, vest in three equal annual installments beginning one year after grant and expire ten years from the date of grant. The amounts shown in the table are expenses recognized in 2007 under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123R, or FAS 123R, based on the grant date fair value of these awards determined using the Black Scholes option pricing model, excluding any forfeiture reserves. We assumed a dividend yield of 0.0%, risk free interest rates of 3.7-4.3%, volatility of 75% and expected lives of 6 years.

(b)	2007 amounts reflect payments made by the Company under its lease car program of $16,432 and premiums for long-term disability insurance of $3,450. 2006 amounts reflect payments made by the Company under its lease car program of $16,432 and premiums for long-term disability insurance of $2,913.

Outstanding Equity Awards At Fiscal Year-End

The following table shows certain information regarding outstanding equity awards at December 31, 2007 for the executive officers. All outstanding options granted on or before December 31, 2005 became exercisable as of that date.

Outstanding Equity Awards at Fiscal Year-End

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised		Option	Option
	Options (#)	Options (#)		Exercise	Expiration
Name	Exercisable	Unexercisable		Price ($)	Date

Robert L. Chioini	100,000			$1.50	12/02/2008
	160,000			$2.19	12/29/2009
	175,000			$0.70	10/11/2011
	143,000			$0.55	12/16/2012
	300,000			$1.81	06/18/2013
	25,000			$3.06	09/17/2013
	165,000			$4.05	01/13/2014
	335,000			$2.79	12/22/2014
	375,000			$4.55	12/15/2015
		325,000	(a)(b)	$6.50	12/17/2017

Thomas E. Klema	50,000			$2.00	01/12/2009
	35,000			$2.19	12/29/2009
	100,000			$0.70	10/11/2011
	68,000			$0.55	12/16/2012
	150,000			$1.81	06/18/2013
	25,000			$3.06	09/17/2013
	85,000			$4.05	01/13/2014
	115,000			$2.79	12/22/2014
	187,500			$4.55	12/15/2015
		175,000	(a)	$6.50	12/17/2017

(a)	These options vest in three equal annual installments beginning December 17, 2008. The options would become immediately exercisable upon a change in control.

(b)	This grant inadvertently exceeded the annual limit on grants set forth in the 2007 Long Term Incentive Plan. As a result, on April 3, 2008, 75,000 of these options were cancelled, representing the number of options in excess of the limit, and a new grant for 75,000 options was made with an exercise price equal to the higher of the exercise price of the December 2007 grant and the fair market value of the Common Shares on the date of the April 2008 grant.

Director Compensation

In 2007, non-employee directors of the Company did not receive any cash compensation. No fees were paid for attendance at any Board or committee meetings, but the non-employee directors were reimbursed for their expenses incurred in attending Board and committee meetings in accordance with Company policy.

The non-employee directors are eligible to receive grants under the 2007 Long Term Incentive Plan. The making of any such grants and the terms of such grants are determined by the Compensation Committee. All options granted prior to 2007 became fully exercisable on December 31, 2005. On December 17, 2007, each non-employee director was granted options to purchase 50,000 common shares at an exercise price equal to the market price on the grant date. The options vest in three equal annual installments beginning one year after grant and expire ten years after the date of grant.

2007 Director Compensation

	Option
	Awards
Name	($)(a)(b)	Total ($)

Patrick J. Bagley	2,822	2,822
Kenneth L. Holt	2,822	2,822
Ronald D. Boyd	2,822	2,822

(a)	The following table shows certain information regarding outstanding equity awards at December 31, 2007 for the non-employee Directors.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options (#)	Options (#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price ($)	Date

Ronald D. Boyd	20,000		$1.88	4/13/2010
	20,000		$0.67	10/2/2011
	10,000		$0.55	12/16/2012
	25,000		$1.81	6/18/2013
	25,000		$3.06	9/17/2013
	10,000		$4.05	1/13/2014
	25,000		$2.79	12/22/2014
	25,000		$4.55	12/15/2015
		50,000	$6.50	12/17/2017
Kenneth L. Holt	20,000		$1.88	4/13/2010
	20,000		$0.67	10/2/2011
	10,000		$0.55	12/16/2012
	25,000		$1.81	6/18/2013
	25,000		$3.06	9/17/2013
	10,000		$4.05	1/13/2014
	25,000		$2.79	12/22/2014
	25,000		$4.55	12/15/2015
		50,000	$6.50	12/17/2017
Patrick J. Bagley	25,000		$4.55	12/15/2015
		50,000	$6.50	12/17/2017

(b)	The amounts shown in the table are expenses recognized in 2007 under FAS 123R, based on the grant date fair value of these awards determined using the Black Scholes option pricing model, excluding any forfeiture reserves. We assumed a dividend yield of 0.0%, risk free interest rates of 3.7-4.3%, volatility of 75% and expected lives of 6 years.

PROPOSAL TO APPROVE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

The Board of Directors is seeking approval of an amendment to Article III of our Articles of Incorporation to increase the number of authorized Common Shares from 20,000,000 to 40,000,000 shares. Our Board approved the amendment on April 3, 2008, subject to shareholder approval.

Article III of our Articles of Incorporation presently authorizes the issuance of 20,000,000 Common Shares. As of April 4, 2008, 13,823,453 Common Shares were issued and outstanding; 5,137,937 Common Shares were reserved for issuance upon exercise of outstanding options and warrants and 245,000 Common Shares were reserved for future grants pursuant to our 2007 Long Term Incentive Plan, or LTIP. If our authorized number of Common Shares is not increased, as of April 4, 2008, we would have only 793,610 authorized shares available for other uses.

The Board of Directors believes that it is advisable to have additional authorized Common Shares available to give us the ability to react quickly to opportunities to raise capital cheaply and to quickly address liquidity needs that may arise. In addition, as discussed later in this proxy statement, the Board is proposing for shareholder approval an increase of 750,000 shares in the number of Common Shares reserved for future grants pursuant to the LTIP. The amendment to the LTIP implementing that increase will not become effective, even if approved by shareholders at the Annual Meeting, unless this proposal to amend the Articles of Incorporation is approved, in light of the low number of authorized Common Shares currently available. The Board has also authorized the issuance to a third party of a warrant to purchase up to 100,000 Common Shares at a price of not less than $10.00 per share on terms to be negotiated by management. Although the Board otherwise has no other current plans, understandings or arrangements for the issuance of any of the additional Common Shares that would be authorized upon approval of this proposed amendment, such shares would be available for public or private offerings of Common Shares or securities convertible into or exercisable for Common Shares, equity-based compensation plans such as the LTIP, acquisitions in which Common Shares are given in consideration, possible future stock splits and stock dividends, and other corporate purposes that might be proposed.

If the proposed amendment is adopted, the newly authorized shares would be unreserved, except for the additional shares reserved for issuance under the LTIP as proposed below, and available for issuance without further shareholder approval, except where required by applicable law or Nasdaq Stock Market rules. We do not anticipate seeking shareholder approval for future issuances except as required by applicable law or Nasdaq Stock Market rules.

All of the additional authorized Common Shares resulting from approval of the proposed amendment would be of the same class with the same dividend, voting and liquidation rights as the Common Shares presently outstanding. Our authorized capital stock also includes, and will continue to include without increase, 3,416,664 shares of preferred stock, none of which are currently outstanding and 2,000,000 shares of which are available for issuance. Shareholders have no preemptive rights if we issue additional shares of any class and shareholders would not acquire preemptive rights with respect to the additional authorized Common Shares if the amendment is approved. Under some circumstances, the issuance of additional Common Shares could dilute the voting rights, equity and earnings per share of existing shareholders.

The proposed amendment to increase the number of authorized Common Shares for future issuance is not intended as an anti-takeover provision and we are not aware of any attempt to take control of the Company. However, an increase in the authorized number of Common Shares and subsequent issuance of Common Shares could have the effect of delaying, preventing or discouraging a change in control of the Company without further action by shareholders. Common Shares could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. The issuance of additional Common Shares could also dilute the ownership interest and voting power of any shareholder who might seek control of the Company.

If the proposed amendment is approved, clause 1 of Article III of the Articles of Incorporation, as previously amended, and the preamble to clause 1 would read as follows (changed text is underlined):

ARTICLE III

The total authorized shares:

1.	Common Shares: 40,000,000 Preferred Shares: 3,416,664

The affirmative vote of the holders of a majority of our outstanding Common Shares will be required for approval of the proposed amendment to the Articles of Incorporation. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION.

PROPOSAL TO APPROVE AMENDMENT TO 2007 LONG TERM INCENTIVE PLAN

The Board of Directors is seeking approval of an amendment to Section 1.7(a) of the 2007 Long Term Incentive Plan that will increase the total number of Common Shares subject to the LTIP from 1,000,000 to 1,750,000 shares. Our Board approved the amendment on April 3, 2008, subject to shareholder approval. The proposed amendment will not be implemented unless approved by shareholders. Implementation of the proposed amendment to the LTIP is also contingent on approval by shareholders of the proposal to amend the Articles of Incorporation to increase the number of authorized Common Shares. Our Board of Directors adopted the LTIP on April 11, 2007 and our shareholders approved it on May 24, 2007. A copy of the LTIP is attached to last year’s proxy statement, which is available for review through our investor relations website at www.rockwellmed.com/invest.htm. We suggest that you read the LTIP in its entirety for a more complete understanding of its terms.

The purpose of the LTIP is to encourage our employees, directors and consultants to own stock and align their interests with those of shareholders. We believe that the LTIP enhances our ability to attract, motivate and retain qualified employees, directors and consultants, and encourages strong performance. As a result, we believe that adding a limited number of additional shares to the LTIP to facilitate future grants in furtherance of these goals is in our and our shareholders’ best interests. As noted below, there are only 245,000 shares that remain available for future grants under the LTIP.

Shares Available For Grant and Options Outstanding

The following information is provided as of December 31, 2007 with respect to our existing compensation plans, including individual compensation arrangements, under which our equity securities are authorized for issuance:

(c)
Number of securities
	(a)	(b)	remaining available for
	Number of securities to	Weighted-average	future issuance under
	be issued upon exercise	exercise price of	equity compensation plans
	of outstanding options,	outstanding options	(excluding securities
Plan Category	warrants and rights	warrants and rights	reflected in column (a))

Equity compensation plans approved by security holders	3,807,035	$3.42	245,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	3,807,035	$3.42	245,000

The following table sets forth, as of the Record Date, the number of shares subject to options granted under the LTIP to each of our executive officers, all current executive officers as a group, all non-employee directors (one of whom is also a director-nominee) as a group and all employees (other than executive officers) as a group. No options have been granted under the LTIP to associates of our directors or executive officers and no one other than the executive officers listed in the table below have individually received more than 5% of the options granted under the LTIP.

	Number of
	Options Granted
Option Recipient	Under LTIP

Robert L. Chioini	325,000
Thomas E. Klema	175,000
All current executive officers as a group	500,000
All current directors who are not executive officers as a group	150,000
All other employees as a group	135,000	(a)

(a)	30,000 of these options have been forfeited and are available for future grants.

Vote Required

We are seeking shareholder approval of the proposed amendment to satisfy the requirements for deductibility of executive compensation paid pursuant to the LTIP under Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, to qualify certain potential awards as incentive stock options under Code Section 422 and to comply with applicable rules of the Nasdaq Stock Market. Section 162(m) of the Code limits the Company’s tax deduction for compensation expense for any one executive officer to $1 million per year, except that compensation under certain shareholder-approved incentive compensation plans is not subject to this limit. The LTIP is structured to conform with the exception to Section 162(m) of the Code if the LTIP, including the material terms of the performance measures included therein, receives shareholder approval. Section 422 of the Code requires shareholder approval in order for options under the LTIP to be treated as “incentive stock options” if so desired.

Approval of the proposed amendment to the LTIP requires the affirmative vote of a majority of the votes cast by the holders of Common Shares entitled to vote on the proposal. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal and will not have the effect of a vote for or against the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE LTIP.

Description of LTIP

Shares Subject to the LTIP

We currently have reserved an aggregate of 1,000,000 of our Common Shares to be awarded under the LTIP, subject to approval of the proposal to increase this number to 1,750,000. If an award is exercised or withheld to satisfy tax liabilities through tendering of shares or withholding of shares by the Company, we will count only the number of shares issued net of the shares tendered or withheld. If any shares awarded under the LTIP are forfeited, cancelled, expire or otherwise terminate, the underlying Common Shares become available again under the LTIP. To prevent dilution or enlargement of the rights of participants under the LTIP, appropriate adjustments will be made by the Compensation Committee if any change is made to our outstanding Common Shares by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting our Common Shares or its value.

Participants

All employees, directors and consultants who are selected by the Compensation Committee in its sole discretion from time to time are eligible to participate in the LTIP. Approximately 20 employees and 3 non-employee directors are currently eligible to participate in the LTIP. The Compensation Committee may condition the grant of an award to an individual under the LTIP by requiring that the individual become an employee, director or consultant; provided, however, that the award is deemed granted as of the date that the individual becomes an employee, director or consultant. Because awards under the LTIP are determined by the Compensation Committee, in its sole discretion, it is not possible to determine the awards that will be made to any particular employee, consultant or director in the future. While we expect awards to be made during 2008, no specific awards are planned or contemplated under the LTIP at this time.

Administration

The LTIP is administered by the Compensation Committee, or any other committee or sub-committee of the Board designated by the Board from time to time. We refer to the committee administering the LTIP as the Committee in this proxy statement. The Committee has the power to select participants who will receive awards, to make awards under the LTIP and to determine the terms and conditions of awards (subject to the terms and conditions of the LTIP). The Compensation Committee also has broad power to, among other things, interpret the terms of the LTIP and establish rules and regulations for the administration of the LTIP. In the case of awards designated as awards under Section 162(m) of the Code, the Committee’s power to take certain actions will be limited by Section 162(m).

The Committee and the Board are not permitted to cancel outstanding options or stock appreciation rights and grant new awards as substitutes under the LTIP or amend outstanding options or stock appreciation rights to reduce the exercise price below the fair market value of the Common Shares on the original grant date without shareholder approval.

Types of Plan Awards and Limits

The Committee may grant stock options, restricted stock, restricted stock units and performance based cash or stock based awards under the LTIP. The terms of each award will be set forth in a written agreement with the recipient. Subject to the adjustment provisions described above, the LTIP limits grants to any one participant in any one fiscal year to 250,000 options or stock appreciation rights, 100,000 restricted stock or restricted stock units, 100,000 performance awards and 100,000 annual incentive awards. The LTIP further limits the dollar value payable to any one participant in any one fiscal year on restricted stock units, performance awards or annual incentive awards valued in property other than Common Shares to the lesser of $2 million or four times the participant’s base salary (or if the participant is a director or consultant, the participant’s total cash compensation) in the fiscal year. These limitations are intended to comply with requirements of Section 162(m) of the Code.

Stock Options.  The Committee may grant incentive stock options and nonqualified stock options. No option may be exercised after the tenth anniversary of the date the option was granted. The exercise price of any option granted under the LTIP must not be less than the fair market value of our Common Shares on the grant date. As of the Record Date, the closing sale price of our Common Shares was $6.15. Payment upon exercise may be made (1) by cash or check, (2) by delivery of our Common Shares that have been held at least six months, (3) pursuant to a broker assisted cashless exercise, (4) by delivery of other consideration approved by the Committee with a fair market value equal to the exercise price or (5) by other means determined by the Committee. A payment method involving delivery or withholding of Common Shares may not be used if it would violate applicable law or would result in adverse accounting consequences for us.

Options constituting incentive stock options may be granted only to employees of the Company. The aggregate market value, determined on the grant date, of stock with respect to which incentive stock options may first become exercisable for a holder during a calendar year may not exceed $100,000. In addition, in the event that the recipient is a more than 10% shareholder of the Company, the exercise price of incentive stock options may not be less than 110% of the fair market value of the Common Shares on the grant date, and the options may not be exercised more than five years after the grant date. Incentive stock options may be granted for up to the total number of Common Shares available for grants under the LTIP (1,750,000 Common Shares if the proposed amendment is approved).

Stock Appreciation Rights.  The Committee may grant stock appreciation rights pursuant to such terms and conditions as the Committee determines. No stock appreciation right may be granted with a term of more than ten years from the grant date. The exercise price may not be less than the fair market value of the Common Shares on the grant date. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price for the portion of the right being exercised. Payments may be made to the holder in cash or Common Shares as specified in the grant agreement.

Restricted Stock and Restricted Stock Units.  The Committee may grant shares of restricted stock and restricted stock units pursuant to such terms and conditions as the Committee determines. The restricted stock and restricted stock units will be subject to restrictions on transferability and alienation and other restrictions as the Committee may impose. The Committee may require payment of consideration for restricted stock granted under the LTIP, which may be payable in cash, stock or other property. Recipients of issued and outstanding restricted stock otherwise have the same rights as other shareholders, including all voting and dividend rights. Recipients of restricted stock units may receive dividend equivalent rights at the Committee’s discretion. Restricted stock units are payable in Common Shares or cash as of the vesting date.

Performance Awards.  The Committee may grant performance awards on terms and conditions that the Committee determines. Performance awards consist of the right to receive cash, Common Shares or other property. The written agreement for each grant will specify the performance goals, the period over which the goals are to be attained, the payment schedule if the goals are attained and other terms as the Committee determines. In the case of performance shares, the participant will have the right to receive legended stock certificates subject to restrictions on transferability. To the extent these shares are issued and outstanding, a participant will be entitled to vote those shares prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares. In the case of performance units, the participant will receive an agreement that specifies the performance goals that must be satisfied prior to the Company issuing payment, which may be cash, Common Shares or other property.

Annual Incentive Awards.  The Committee may grant annual incentive awards on terms and conditions that the Committee determines. The determination for granting annual incentive awards may be based on the attainment of performance levels of the Company as established by the Committee. Annual incentive awards will be paid in cash, Common Shares or other property and will equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or some other formula determined by the Committee. Payments will be made within two and a half months after the end of the fiscal year in which the award is earned, but only after the Committee determines that the performance goals were attained.

Code Section 162(m) Performance Measure Awards.  The Committee may designate that any award in the form of restricted stock, restricted units, performance shares, performance units or annual incentive awards be granted as a Code Section 162(m) award. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Code Section 162(m). The performance criteria will be one or more of the following objective performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a subsidiary, either individually, alternatively, or in any combination, and measured over a designated performance period, in each case as specified by the Committee in the award: earnings (as measured by net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, or cash earnings, or earnings as adjusted by excluding one or more components of earnings, included each of the above on a per share and/or segment basis; sales/net sales; return on net sales (as measured by net income, gross profit, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, operating cash flow or cash earnings as a percentage of net sales); sales growth; gross profit margins; cash flow; operating cash flow; free cash flow; discounted cash flow; working capital; market capitalization; cash return on investment; return on capital; shareholder value; return on equity; total shareholder return; return on investment; economic value added; return on assets; net assets; stock trading multiples (as measured against investment, net income, operating income, operating income before interest, EBIT, EBITA, EBITDA, pretax income, cash earnings or operating cash flow); stock price; total stock market capitalization; attainment of strategic or operational initiatives; and achievement of operational goals, including but not limited to obtaining FDA approval to market new products, development of new markets or market segments, implementation of infrastructure improvements and increasing the Company’s portfolio of intellectual property.

Termination of Employment or Services

Options and Stock Appreciation Rights.  Unless otherwise provided in the related grant agreement, if a participant’s employment or services are terminated for any reason prior to the date that an option or stock appreciation right becomes vested, the right to exercise the option or stock appreciation right terminates and all rights cease unless otherwise provided in the grant agreement. If an option or stock appreciation right becomes vested prior to termination of employment or services for any reason other than death or disability, then the participant has the right to exercise the option or stock appreciation right to the extent it was exercisable upon termination before the earlier of three months after termination or the expiration of the option or stock appreciation right unless otherwise provided in the related grant agreement. If termination is due to the participant’s death or disability, then the participant or his or her estate may exercise the option or stock appreciation right to the extent it was exercisable upon termination until its expiration date, subject to any limitations in the grant agreement. The Committee may, in its discretion, accelerate the participant’s right to exercise an option or extend the option term, subject to any other limitations.

Restricted Stock and Restricted Stock Units.  If a participant’s employment or services are terminated for any reason, the restricted shares are generally forfeited to the Company (subject to a refund by the Company of any purchase price paid by the participant). The Committee, however, may provide, in its sole discretion, in the participant’s agreement that restricted stock or restricted stock units will continue after termination of employment or services. The Committee may also waive any restrictions in its sole discretion except for restrictions on a Code Section 162(m) award. However, the Committee may, for Code Section 162(m) awards, deem restrictions and performance goals satisfied if a participant’s employment or services terminate due to death, disability or involuntary termination by the Company.

Performance Awards.  Performance awards expire and are forfeited upon termination of a participant’s employment or services for any reason. The Committee, however, in its sole discretion, may provide in the grant agreement or otherwise for a continuation of the award after termination or waive any conditions or restrictions for such awards. The Committee may not waive any restrictions or conditions on Code Section 162(m) awards, but it may deem restrictions and conditions satisfied in the event a participant’s employment or services terminate due to death, disability or involuntary termination by the Company.

Annual Incentive Awards.  If a participant’s employment or services are terminated due to disability or death prior to the end of the Company’s fiscal year, the participant, or his or her estate, is entitled to a pro-rata payment of the annual incentive award, which will be paid at the same time as regular annual incentive awards are paid. Unless otherwise determined by the Committee, if a participant’s employment or services are terminated for any reason other than death or disability, he or she forfeits the right to the annual incentive award for that fiscal year.

Limitations on Transfer of Awards

No award under the LTIP may be transferable other than by will or the laws of descent and distribution. Stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime. However, a participant may assign or transfer an award, other than an incentive stock option, with the consent of the Committee. All Common Shares subject to an award will contain a legend restricting the transferability of the shares pursuant to the terms of the LTIP, which can be removed once the restrictions have terminated, lapsed or been satisfied.

Termination and Amendment

No new awards may be granted under the LTIP on or after April 11, 2017. The Board may terminate or amend the LTIP or the granting of any awards under the LTIP at any time and the Committee may amend the terms of outstanding awards, but shareholder approval will be required for any amendment that materially increases benefits under the LTIP, increases the Common Shares available under the LTIP (except pursuant to the adjustment provisions of the LTIP), changes the eligibility provisions or modifies the LTIP in a manner requiring shareholder approval under any applicable stock exchange rule. An amendment to the LTIP will not, without the consent of the participant, adversely affect the participant’s outstanding awards except to qualify the awards for exemption under Section 409A of the Code, bring the LTIP into compliance with Section 409A of the Code, or as provided in the grant agreement.

Change in Control of the Company

Awards under the LTIP are generally subject to special provisions upon the occurrence of a change in control transaction of the kind described in the LTIP. Under the LTIP, the Committee may provide in a grant agreement or otherwise that upon a change in control transaction (i) all outstanding options or stock appreciation rights immediately become fully vested and exercisable; (ii) any restriction period on any Common Shares immediately lapse and the shares become freely transferable; (iii) all performance goals are deemed to have been satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; (iv) all performance measures are deemed to have been satisfied for any outstanding annual incentive award, which immediately become payable; or (v) awards may be treated in any other way as determined by the Committee. The Committee may also determine that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price. If we merge with another entity and the successor company assumes an award payable in Common Shares, such awards will not be accelerated as described above as long as the consideration is substantially equal in fair market value to that of the Common Shares subject to the awards.

United States Federal Income Tax Consequences of the LTIP

The following discussion is a summary of the federal income tax consequences relating to the grant and exercise of awards under the LTIP and the subsequent sale of Common Shares that will be acquired under the LTIP. The tax effect of exercising awards may vary depending upon the particular circumstances, and the income tax laws and regulations change frequently.

Nonqualified Stock Options

There will be no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. When the participant exercises a nonqualified option, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the option shares on the date of exercise over the exercise price, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. Any gain that a participant realizes when the participant later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the participant held the shares.

Incentive Stock Options

There will be no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. If the participant holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, the participant will recognize taxable ordinary income in an amount equal to the difference between the exercise price and the lesser of the fair market value of the shares on the date of exercise or the disposition price, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code. Any amount received by the participant in excess of the fair market value on the exercise date will be taxed to the participant as capital gain, and we will receive no corresponding deduction. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be a tax preference item that could subject a participant to alternative minimum tax.

Stock Appreciation Rights

The participant will not recognize income, and we will not be allowed a tax deduction, at the time a stock appreciation right is granted. When the participant exercises the stock appreciation right, the cash or fair market value of any Common Shares received will be taxable to the participant as ordinary income, and we will be allowed a federal income tax deduction equal to such amount, subject to any applicable limitations under Section 162(m) of the Code.

Restricted Stock Awards

Unless a participant makes an election to accelerate recognition of income to the grant date as described below, the participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the Common Shares as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the stock as of that date, less any amount paid for the stock, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, such participant will not be able to recover the tax previously paid pursuant to the Section 83(b) election.

Restricted Stock Unit Awards, Performance Share Awards, and Performance Share Unit Awards

A participant will not recognize income, and we will not be allowed a tax deduction, at the time a restricted stock unit award, performance share award or performance share unit award is granted. When a participant receives payment under a restricted stock unit award, performance share award or performance share unit award, the amount of cash received and the fair market value of any shares of stock received will be ordinary income to the participant, and we will be allowed a corresponding tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code.

Impact of Recent Tax Law Changes

Recently adopted, Section 409A of the Code has implications that affect traditional deferred compensation plans, as well as certain equity-based awards, such as stock options, restricted stock units, and stock appreciation rights. Section 409A requires compliance with specific rules regarding the timing of exercise or settlement of equity-based awards. Individuals who hold awards are subject to the following penalties if the terms of such awards are not exempted from or do not comply with the requirements of Section 409A: (i) appreciation is includible in the participant’s gross income for tax purposes once the awards are no longer subject to a “substantial risk of forfeiture” (e.g., upon vesting), (ii) the participant is required to pay interest at the tax underpayment rate plus one percentage point commencing on the date an award subject to Section 409A is no longer subject to a substantial risk of forfeiture, and (iii) the participant incurs a 20% penalty tax on the amount required to be included in income. As set forth above, the LTIP and the awards granted thereunder are intended to conform to the requirements of Section 409A.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), requires our officers and Directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, Directors and greater than ten percent shareholders are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the Forms 3, 4 and 5 and any amendments thereto received by us, or written representations from certain reporting persons that no Forms 5 were required for those persons, we believe that, during our fiscal year ended December 31, 2007, our officers and directors and persons who own more than ten percent of a registered class of our equity securities have timely complied with all filing requirements under Section 16(a) of the Exchange Act.

OTHER MATTERS

Annual Report

A copy of the Annual Report to Shareholders for the fiscal year ended December 31, 2007 accompanies this proxy statement. We file an Annual Report on Form 10-K with the SEC. We will provide, without charge, to each person being solicited by this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. All such requests should be directed to Investor Relations, Rockwell Medical Technologies, Inc., 30142 Wixom Road, Wixom, Michigan 48393.

Independent Accountants

Plante & Moran, PLLC is our independent accountant and has reported on our consolidated financial statements included in our 2007 Annual Report which accompanies this proxy statement. Plante & Moran, PLLC has served in this capacity since December 1998. Our independent accountants are appointed by the Audit Committee of the Board of Directors. The Audit Committee has reappointed Plante & Moran, PLLC as independent accountants for the year ending December 31, 2008.

Representatives of Plante & Moran, PLLC are expected to be present at the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so. The representatives are also expected to be available to respond to appropriate questions.

The following table presents aggregate fees billed for each of the years ended December 31, 2007 and 2006 for professional services rendered by Plante & Moran, PLLC in the following categories:

	Fiscal Year Ended
	December 31
	2007	2006

Audit Fees(a)	$100,000	$104,600
Audit-Related Fees(b)	$3,000	$2,600
Tax Fees(c)	$19,200	$15,300
All Other Fees	$-0-	$-0-

(a)	Consists of fees for the audit of our annual financial statements, review of our Form 10-K, review of our quarterly financial statements included in our Forms 10-Q, services provided in connection with our proxy statement and services in connection with other regulatory filings, including our registration statements filed with the SEC under the Securities Act of 1933.

(b)	Represents consultation on financial accounting and reporting matters.

(c)	Consists of tax return preparation fees.

The Audit Committee of the Board does not consider the provision of the services described above by Plante & Moran, PLLC to be incompatible with the maintenance of Plante & Moran, PLLC’s independence.

Before Plante & Moran, PLLC is engaged by us to render audit or non-audit services, the engagement is approved by our Audit Committee. All of the services performed by Plante & Moran, PLLC for the Company during 2007 were pre-approved by the Audit Committee.

Shareholder Proposals

A shareholder proposal which is intended to be presented at our 2009 Annual Meeting of Shareholders that is eligible for inclusion in the Company’s proxy statement for that meeting under Rule 14a-8 of the Exchange Act must be received by our Secretary at the Company’s principal executive office at 30142 Wixom Road, Wixom, Michigan 48393 before December 19, 2008 to be considered for inclusion in the proxy statement and proxy relating to that meeting. Such proposal should be sent by certified mail, return receipt requested and should satisfy the informational requirements applicable to shareholder proposals contained in the relevant rules of the SEC. If the date for the 2009 annual meeting is significantly different than the first anniversary of the 2008 Annual Meeting, Rule 14a-8 provides for an adjustment to the notice period described above.

In addition, our bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2009 annual meeting, written notice of such proposal or nomination, along with the information required by the bylaws, must be received by our Secretary at the Company’s principal executive offices no earlier than February 22, 2009 and no later than March 24, 2009. If the 2009 annual meeting date has been advanced or delayed by more than 30 days from the first anniversary of the date of the 2008 Annual Meeting or if the action to be taken relates to a special meeting of shareholders, then notice of such proposal must be received by our Secretary at our principal executive office at 30142 Wixom Road, Wixom, Michigan 48393 no later than the close of business on the tenth day following the earlier of the date on which notice of such meeting was mailed or public disclosure of the date of such meeting was made. The bylaws require that a shareholder proposal must be accompanied by the name and address of the shareholder as they appear on our stock transfer records, the number of our Common Shares beneficially owned by the shareholder, any material interest of the shareholder in such proposal, a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting. Nominations must be accompanied by the information required by the bylaws described under “Nominating and Advance Notice Procedures” in this proxy statement. In each case, the required notice and accompanying information should be sent by certified mail, return receipt requested and addressed to our Secretary at our principal executive office. The Company expects the persons named as proxies for the 2009 annual meeting of shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal or nomination properly presented at that meeting by a shareholder who has not provided the Company with the required written notice and accompanying information during the period provided in our bylaws.

Householding

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of our Notice of Annual Meeting of Shareholders, Proxy Statement, and accompanying documents, unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees.

Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect other mailings.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting of Shareholders, Proxy Statement and accompanying documents, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Company’s Secretary at 30142 Wixom Road, Wixom, Michigan 48393, or by telephone at (248) 960-9009.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting of Shareholders, Proxy Statement and the accompanying documents, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact the Company’s Secretary as indicated above.

Beneficial owners can request information about householding from their banks, brokers or other holders of record.

Other Business

Neither we nor the members of our Board of Directors intend to bring before the Annual Meeting any matters other than those set forth in the Notice of Annual Meeting of Shareholders, and we and they have no present knowledge that any other matters will be presented for action at the meeting by others. If any other matters properly come before such meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment.

By Order of the Board of Directors,

Thomas E. Klema
Secretary

Wixom, Michigan
April 18, 2008

REVOCABLE PROXY

ROCKWELL MEDICAL TECHNOLOGIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ROCKWELL MEDICAL TECHNOLOGIES, INC.
The undersigned, as a shareholder of record on April 4, 2008, hereby appoints Robert L. Chioini and Thomas E. Klema, and each of them, attorneys and proxies with full power of substitution in each of them, in the name, place and stead of the undersigned and hereby authorizes them to vote as proxy all of the Common Shares, no par value per share, of the undersigned in Rockwell Medical Technologies, Inc. (the “Company”) which the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of the Company to be held on May 23, 2008 at 9:00 a.m. E.D.T., and at any and all adjournments thereof, upon all matters properly coming before the Annual Meeting including, without limitation, those matters set forth in the Notice of Annual Meeting and Proxy Statement dated April 18, 2008 (receipt of which is hereby acknowledged). In their discretion, to the extent permitted by law, the proxies are also authorized to vote upon such matters as may properly come before the meeting, including the election of any person to the Board of Directors where a nominee named in the Proxy Statement dated April 18, 2008, is unable to serve or, for good cause, will not serve. The undersigned ratifies all that the proxies or either of them or their substitutes may lawfully do or cause to be done by virtue hereof and revokes all former proxies.
(Continued and to be Signed on Reverse Side)

ANNUAL MEETING OF SHAREHOLDERS OF
ROCKWELL MEDICAL TECHNOLOGIES, INC.
MAY 23, 2008
Please date, sign and mail your proxy card in the envelope provided as soon as possible.
Please detach along perforated line and mail in the envelope provided.

The Board recommends a vote “FOR” the nominee, “FOR” Proposal 2 and “FOR” Proposal 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☑

		FOR	WITHHOLD AUTHORITY

1.	Election of Class II Director. Nominee: Kenneth L. Holt	☐	☐

		FOR	AGAINST	ABSTAIN

2.	To approve an amendment to the Articles of Incorporation to increase the number of authorized Common Shares to 40 million.	☐	☐	☐

3.	To approve an amendment to the Rockwell Medical Technologies, Inc. 2007 Long Term Incentive Plan to increase the total number of shares subject to the Plan to 1,750,000, which amendment, if approved, will be effective only if Proposal 2 above is also approved by shareholders.	☐	☐	☐

4.	In their discretion with respect to any other matters that may properly come before the meeting.

This proxy will be voted, when properly executed, in accordance with the specifications made herein. If no instructions are indicated, the shares represented by this Proxy will be voted FOR the nominee in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

Please date, sign and return this Proxy promptly in the enclosed envelope.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐
Signature of Shareholder                                                             DATE
Signature of Shareholder                                                             DATE
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.